UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2026 (the “Effective Date”), Theriva Biologics, Inc. (the “Company”) entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Biossil Labs Inc., a corporation organized under the laws of Canada (the “Biossil”), pursuant to which the Company sold to Biossil, and Biossil purchased from the Company, the Company’s assets exclusively relating to SYN-004 (ribaxamase), the Company’s oral β-lactamase product candidate, including its improvements, modifications and reformulations, including SYN-007 (collectively, “Ribaxamase”), as well as certain assets exclusively related to SYN-006, the Company’s carbapenemase product candidate (collectively, the “Purchased Assets”). The closing of the transaction (the “Closing”) occurred concurrently with the execution of the Purchase Agreement on the Effective Date.

The Purchased Assets include, among other things, the patents and other intellectual property relating exclusively to Ribaxamase, specified contracts, regulatory filings and approvals (including an investigational new drug application), existing inventory and materials, books, records and data, related claims and rights of recovery, and the specified SYN-006 assets. Biossil assumed only specified liabilities, consisting generally of liabilities arising after the Closing from Biossil’s ownership or exploitation of the Purchased Assets and post-Closing obligations under the assumed contracts. The Company retained all other liabilities, including liabilities arising from its ownership or exploitation of the Purchased Assets prior to the Closing. All cash, contracts not assumed by Biossil, intellectual property other than the purchased intellectual property, and certain other assets were excluded from the sale. At the Closing, the Company also granted Biossil a non-exclusive, perpetual, irrevocable, worldwide, fully paid-up, royalty-free license under certain Company intellectual property not included in the Purchased Assets, solely to the extent necessary to exploit the products.

In consideration for the Purchased Assets, Biossil paid the Company an upfront payment of $350,000 at the Closing, which is non-refundable and non-creditable against other amounts payable under the Purchase Agreement. In addition, the Company is eligible to receive:

•	regulatory milestone payments in the aggregate amount of up to $3 million upon the first regulatory approval of any product from the US Food and Drug Administration and the first marketing authorization of any product from the European Medicines Agency;

•	sales milestone in the aggregate amount of up to $88 million upon the achievement of specified cumulative worldwide net sales thresholds;

•	a running royalty at a low-single-digit percentage of worldwide net sales of Ribaxamase, the carbapenemase product known as SYN-006, and certain other products derived from or based on the purchased assets by Biossil, its affiliates, licensees and other selling parties, to the Company, subject to a cap of $250 million; and

•	a low-double-digit percentage of certain license consideration received by Biossil or any other selling party for the grant of a license under any Purchased Asset, which payments are not subject to the royalty cap.

Each milestone payment is payable only once, regardless of the number of products, indications, or selling parties. There can be no assurance that any milestone will be achieved, that any product will be approved or commercialized, or that the Company will receive any payments beyond the upfront payment.

Biossil has sole control over the development and commercialization of the products and has agreed to use commercially reasonable efforts to develop and obtain regulatory approval for at least one product. Biossil is required to provide the Company with periodic summary reports of material product development and regulatory activities, and the Company has customary audit rights following the first commercial sale of a product.

The Purchase Agreement contains customary representations, warranties and covenants of the parties, including transition assistance by the Company for 120 days following the Closing, regulatory transfer obligations, and confidentiality obligations. Each party has agreed to indemnify the other for, among other things, breaches of its representations, warranties and covenants, subject to a deductible, caps and other customary limitations. Biossil may offset certain finally determined indemnification amounts against amounts payable to the Company, other than the upfront payment. Biossil may not assign the Purchased Assets unless the assignee assumes Biossil’s payment obligations to the Company. The Purchase Agreement is governed by New York law, and disputes are to be resolved by confidential arbitration in New York, New York.

The Purchase Agreement does not contain customary pre-closing termination rights because the Closing occurred concurrently with the execution of the Purchase Agreement. Following the Closing, the Purchase Agreement does not provide for a termination of the transaction or reversion of the Purchased Assets to Theriva upon a breach by Biossil; rather, the parties’ remedies are principally addressed through the indemnification, specific performance and dispute resolution provisions of the Purchase Agreement.

In connection with the Purchase Agreement, on October 30, 2026, the Company also entered into an amendment (the “PREV Amendment”) to the Asset Purchase Agreement, dated November 7, 2012, between the Company (formerly known as Synthetic Biologics, Inc.) and PREV ABR LLC (“PREV”). The PREV Amendment modifies the amounts payable by the Company to PREV with respect to the Purchased Assets being transferred to Biossil, while preserving the existing milestone payment provisions with respect to products retained by the Company.

Pursuant to the PREV Amendment, upon Closing, the Company paid PREV $140,000. Thereafter, the Company will be required to pay PREV (i) fifty percent (50%) of regulatory milestone payments and sales milestone payments received by the Company or its affiliates pursuant to the Purchase Agreement, (ii) thirty-three and one-third percent (33⅓%) of royalty payments received by the Company or its affiliates thereunder and (iii) fifty percent (50%) of other consideration received by the Company or its affiliates in connection with the Purchased Assets, including license consideration payments, in each case subject to the terms and conditions of the PREV Amendment. The Company’s payment obligations under these provisions are subject to an aggregate cap of $13.0 million, which includes the $140,000 closing payment and applicable payments made under the amended payment provisions and certain payments made under the existing agreement following the date of the PREV Amendment. Amounts paid under the existing agreement prior to the date of the PREV Amendment do not count toward the $13.0 million cap. The PREV Amendment also provides that, if the Company or an affiliate transfers its right to receive consideration under the Purchase Agreement in specified circumstances, the Company will generally pay PREV fifty percent (50%) of the proceeds actually received from such transfer, subject to the $13.0 million cap. Except for certain provisions that become effective upon execution, the PREV Amendment became effective upon PREV’s receipt of the $140,000 closing payment at the Closing of the Biossil transaction.

The foregoing descriptions of the Purchase Agreement and the PREV Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts thereof, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including qualification by confidential disclosure schedules, and may be subject to standards of materiality that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Biossil.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The Closing occurred on October 30, 2026.

Item 7.01. Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release announcing the Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential receipt of milestone, royalty and license consideration payments under the Purchase Agreement and the development, regulatory approval and commercialization of the products. These statements are based on current expectations and are subject to risks and uncertainties, including that Biossil may not successfully develop, obtain regulatory approval for, or commercialize any product, that the milestones may not be achieved, and the other risks described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Actual results may differ materially. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit Number	Description
10.1*#	Asset Purchase and Sale Agreement, dated as of October 30, 2026, by and between Theriva Biologics, Inc. and Biossil Labs Inc.
10.2#	Amendment to Asset Purchase Agreement, dated as of October 30, 2026, by and between Theriva Biologics, Inc. and PREV ABR LLC
99.1	Press Release dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both not material and of the type that the Company treats as private or confidential.

# Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2026	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer